FORM 4 (continued)

                                                    ATTACHMENT TO FORM 4


                         Joint Filer Information


Name:                             Creo SRL

Address:                          2nd Street
                                  Holetown
                                  St. James, Barbados

Designated Filer:                 Creo Inc.

Issuer and Ticker Symbol:         Printcafe Software, Inc.
                                  Symbol:  PCAF

Statement for Month/Year:         October 2003

Signature:                        CREO SRL



                                  By:  /s/ Paul Kacir
                                  -------------------------------------
                                  Name:   Paul Kacir
                                  Title:  Director of Creo SRL